                                                                   EXHIBIT 99(a)


                               CERTIFICATE OF THE
                           CHIEF EXECUTIVE OFFICER OF
                         UNIVERSAL FOREST PRODUCTS, INC.

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
1350):

         I, William G. Currie, Chief Executive Officer of Universal Forest Products, Inc., certify, to the best of my knowledge and belief, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:

         (1) The report on Form 10-K for the year ended December 28, 2002, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in this report on Form 10-K for the period ended December 28, 2002 fairly presents, in all material respects, the financial condition and results of operations of Universal Forest Products, Inc.


                                            UNIVERSAL FOREST PRODUCTS, INC.


Date:  March 14, 2003                       By:   /s/ William G. Currie
       -------------------------                  ------------------------------
                                                  William G. Currie
                                            Its:  Chief Executive Officer